Exhibit 99.1

Contact: Robert V. Lardon 203.328.3500 robert.lardon@harman.com

HARMAN First Quarter Fiscal Year 2012 Sales Up 26%; EPS Increases 72%

•	Eighth consecutive quarter of year-over-year improvement in sales and earnings

•	BRIC countries sales increase 91%; global market share gains continue

•	Infotainment and audio backlog remains at record high $14.5B; scalable systems rise to 40% of Infotainment

Stamford, CT, October 21, 2011 – Harman International Industries, Incorporated, the leading global audio and infotainment group (NYSE: HAR), today announced results for the first quarter ended September 30, 2011.

Net sales for the first quarter were $1,051 million, an increase of 26 percent compared to the same period last year. Excluding foreign currency translation, net sales increased by 19 percent. First quarter operating income was $74 million, compared to $43 million in the same period last year. Excluding restructuring charges, operating profit in the first quarter grew by 91 percent to $76 million, compared to $40 million in the same period last year. On the same non-GAAP basis, earnings per diluted share were $0.69 for the quarter compared to $0.35 in the same period last year. On a GAAP basis, earnings per diluted share were $0.67 for the quarter compared to $0.39 in the same period last year.

During this quarter, all three of the Company’s divisions reported higher sales. Operating profit improvement was driven by the Infotainment Division through a lower cost base and higher sales partially driven by pent up demand resulting from the tsunami earthquake and temporarily substituting for a competitor. Profitability gains in Infotainment more than offset the impact of the increased cost of rare-earth neodymium magnets in the Company’s audio business. The Company’s aggressive actions to mitigate neodymium costs through procurement and sales price increases contained the net cost impact in the quarter to $9 million.

At September 30, 2011, the Company’s cash and short term investments balance was $690 million, compared to $921 million as of June 30, 2011. This change was the result of increased net operating working capital to support higher sales, the MWM acquisition, and foreign currency translation.

Dinesh C. Paliwal, the Company’s Chairman, President and CEO, said, “We are now in a new growth phase at HARMAN with strong footholds in each of the BRIC countries – further diversifying and expanding our growth prospects. Our operational realignment will better enable us to focus and make measurable improvement on the profitability of our infotainment business and we are aggressively working on increasing our backlog of scalable systems. We are excited to have launched a global marketing campaign featuring some of the world’s most prominent music artists to support penetration of our family of brands across our business lines. Our focus on operational excellence and ability to pass on cost increases has allowed us to reduce the impact of neodymium. We continue to invest in innovation and capacity expansion to take advantage of global opportunities and weather economic headwinds. We are very pleased with the progress of our Company’s transformation which has resulted in eight consecutive quarters of improvements to both our top and bottom line.”

Summary of Operations – Gross Margin and SG&A

Gross margin on a non-GAAP basis improved 0.8 percentage points to 27.5 percent in the first quarter fiscal 2012.

SG&A and Other expense as a percentage of sales on a non-GAAP basis in the first quarter of fiscal 2012 declined 1.7 percentage points to 20.3 percent. These improvements are primarily related to productivity improvements across our cost base.

FY 2012 Key Figures – Total Company	Three Months Ended September 30
			Increase (Decrease)
$ millions (except per share data)	3M FY12	3M FY11	Including Currency Changes	Excluding Currency Changes[2]
Net sales	1,051	837	26%	19%
Gross profit	288	225	28%	22%
Percent of net sales	27.4%	26.8%
SG&A & Other	214	182	17%	12%
Operating income	74	43	74%	66%
Percent of net sales	7.1%	5.1%
Net Income	48	27	77%	65%
Diluted earnings per share	0.67	0.39
Restructuring-related costs	2	(3)
Non-GAAP[1]
Gross profit	289	224	29%	23%
Percent of net sales	27.5%	26.7%
SG&A & Other	213	184	16%	10%
Operating income	76	40	91%	84%
Percent of net sales	7.3%	4.8%
Net Income	50	25	98%	85%
Diluted earnings per share	0.69	0.35
Shares outstanding – diluted (in millions)	72	71

1,2 A non-GAAP measure, see reconciliations of non-GAAP measures later in this release.

Investor Call on Friday, October 21, 2011

At 11:00 a.m. EDT on Friday, October 21, 2011 HARMAN’s management will host an analyst and investor conference call to discuss the first quarter results. Those who wish to participate via audio in the earnings conference call scheduled at 11:00 a.m. EDT should dial 1.800-926-9907 (U.S.) or +1 (212) 231-2912 (International) ten minutes before the call and reference HARMAN Access Code 21539334

In addition, Harman invites you to visit the Investors section of its website at: www.harman.com where visitors can sign-up for email alerts and conveniently download copies of historical earnings releases and supporting slide presentations, among other documents.

For reference during its analyst and investor conference call, the Company has posted a set of informational slides on its web site at www.harman.com and accompanying this press release on www.businesswire.com. A replay of the call will also be available following its completion at approximately 1:00 pm EDT. The replay will be available through December 21, 2011at 1:00 pm EDT. To listen to the replay, dial 1(800) 633-8284 (U.S.) or +1 (402) 977-9140 (International), Access Code: 21539334

If you need technical assistance, call the toll-free Global Crossing Customer Care Line at 1(800) 473-0602 (US) or +1 (303) 446-4604 (International).

Analyst/Investor Event on Wednesday, October 26, 2011

On Wednesday October 26th, 2011, the Company will update its mid-term FY13 guidance and will provide guidance for FY12. A press release will be issued on Monday, October 24th, 2011 with call-in details.

General Information

HARMAN (www.harman.com) designs, manufactures and markets a wide range of audio and infotainment solutions for the automotive, consumer and professional markets – supported by 15 leading brands, including AKG, Harman Kardon, Infinity, JBL, Lexicon and Mark Levinson. The company is admired by audiophiles across multiple generations and supports leading professional entertainers and the venues where they perform. More than 25 million automobiles on the road today are equipped with HARMAN audio and infotainment systems. HARMAN has a workforce of about 12,500 people across the Americas, Europe and Asia, and reported net sales of $4.0 billion for twelve months ending September 30, 2011. The Company’s shares are traded on the New York Stock Exchange under the symbol NYSE:HAR.

A reconciliation of the non-GAAP measures included in this press release to the most comparable GAAP measures is provided in the tables contained at the end of this press release. HARMAN does not intend for this information to be considered in isolation or as a substitute for other measures prepared in accordance with GAAP.

Forward-Looking Information

Except for historical information contained herein, the matters discussed in this earnings release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act. One should not place undue reliance on these statements. We base these statements on particular assumptions that we have made in light of our industry experience, as well as our perception of historical trends, current market conditions, current economic data, expected future developments and other factors that we believe are appropriate under the circumstances. These statements involve risks and uncertainties that could cause actual results to differ materially from those suggested in the forward-looking statements, including but not limited to: (1) our ability to maintain profitability in our infotainment division if there are delays in our product launches which may give rise to significant penalties and increased engineering expense; (2) the loss of one or more significant customers, or the loss of a significant platform with an automotive customer; (3) warranty obligations for defects in our products; (4) fluctuations in currency exchange rates, particularly with respect to the value of the U.S. Dollar and the Euro; (5) our ability to successfully implement our global footprint initiative, including achieving cost reductions and other benefits in connection with the restructuring of our manufacturing, engineering, procurement and administrative organizations; (6) fluctuations in the price and supply of raw materials including, without limitation, petroleum, copper, steel, aluminum, synthetic resins, rare metals and rare-earth minerals, or shortages of materials, parts and components; (7) the inability of our suppliers to deliver products at the scheduled rate and disruptions arising in connection therewith; (8) our ability to attract and retain qualified senior management and to prepare and implement an appropriate succession plan for our critical organizational positions; (9) our failure to implement and maintain a comprehensive disaster recovery program; (10) our failure to comply with governmental rules and regulations, including the Foreign Corrupt Practices Act and U.S. export control laws, and the cost of compliance with such laws; (11) our ability to maintain a competitive technological advantage through innovation and leading product designs; (12) our failure to maintain the value of our brands and implementing a sufficient brand protection program; (13) acceptance of our mid-platform infotainment systems by original equipment manufacturers and consumers; (14) the outcome of pending or future litigation and other claims, including, but not limited to, the current stockholder and Employee Retirement Income Security Act of 1974 lawsuits; (15) our ability to enforce or defend our ownership and use of intellectual property rights; and (16) other risks detailed in Harman International Industries, Incorporated Annual Report on Form 10-K for the fiscal year ended June 30, 2011 and other filings made by the Company with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statement except as required by law. This earnings release also makes reference to the Company’s sales backlog. The Company’s sales backlog reflects anticipated net sales from formally awarded new programs and open replacement programs, less phased-out and cancelled programs. The sales backlog may be impacted by various assumptions embedded in the calculation, including vehicle production levels on new and replacement programs, foreign currency exchange rates and the timing of major program launches.

 HAR-E

APPENDIX

Infotainment Division

FY 2012 Key Figures – Infotainment	Three Months Ended September 30
			Increase (Decrease)
$ millions	3M FY12	3M FY11	Including Currency Changes	Excluding Currency Changes[2]
Net sales	603	446	35%	26%
Gross profit	144	84	71%	59%
Percent of net sales	23.9%	18.9%
SG&A & Other	97	77	27%	17%
Operating income	47	8	n.m.	n.m.
Percent of net sales	7.8%	1.7%
Restructuring-related costs	2	0
Non-GAAP[1]
Gross profit	146	84	73%	60%
Percent of net sales	24.1%	18.9%
SG&A & Other	97	76	27%	17%
Operating income	49	8	n.m.	n.m.
Percent of net sales	8.1%	1.8%

1,2 A non-GAAP measure, see reconciliations of non-GAAP measures later in this release. n.m. = not meaningful

Net sales in the first quarter were $603 million, an increase of 35 percent, or 26 percent when adjusted for constant currency. Higher sales were driven by pent up demand resulting from the tsunami earthquake, temporarily substituting for a competitor, and continued growth in BRIC countries. Gross margin on a non-GAAP basis in the first quarter increased 5.2 percentage points to 24.1 percent. The increase was due to productivity improvements and lower cost base.

As a percentage of sales, SG&A and Other declined 1.1 percentage points to 16.1 percent.

Infotainment Division Highlights

During the quarter, HARMAN launched the Toyota Touch & Go infotainment system in Europe. This scalable system launch follows the Toyota Entune™ system rollout in North America.

HARMAN’s participation at the Frankfurt Auto Show/IAA in September as well as at special customer “tech days” featured a full showcase of current audio and infotainment solutions, and next generation innovations. Key demos included: HARMAN’s advanced driver assist systems featuring context-aware displays and park assistant technologies: mobile internet and cloud computing solutions; 4G/LTE connectivity modules; and advanced navigation features; High profile customers visiting the demonstrations included executives from Audi/VW Group, Daimler Benz, BMW, Porsche, TATA, Ferrari, Chrysler/FIAT, Mazda, and Hyundai/Kia.

HARMAN’s Aha customizable radio platform continues to build momentum among automotive OEMs as the leading solution to safely bring content from the web into the car by transforming it into personalized, live, and on-demand radio.

Also during the quarter, HARMAN expanded capacity with the opening of its new, world-class automotive infotainment and audio manufacturing facility in Mexico. This state-of-the-art facility is located in Santiago de Queretaro, approximately 125 miles northwest of Mexico City.

In July, the Company expanded its research program with leading institutions and entered into collaboration with South East University (SEU) in Shanghai to create a specialized automotive electronics research lab. With this agreement, HARMAN engineers and software experts in China and Germany will work with SEU graduate school professors and students on projects focused on connectivity and next-generation in-vehicle networks.

Lifestyle Division

FY 2012 Key Figures – Lifestyle	Three Months Ended September 30
			Increase (Decrease)
$ millions	3M FY12	3M FY11	Including Currency Changes	Excluding Currency Changes[2]
Net sales	300	251	19%	15%
Gross profit	86	82	4%	1%
Percent of net sales	28.6%	32.8%
SG&A & Other	59	53	12%	7%
Operating income	26	29	(10%)	(11%)
Percent of net sales	8.8%	11.7%
Restructuring-related costs	0	0
Non-GAAP[1]
Gross profit	86	82	4%	1%
Percent of net sales	28.6%	32.8%
SG&A & Other	59	53	12%	7%
Operating income	27	30	(10%)	(11%)
Percent of net sales	8.9%	11.7%

1,2 A non-GAAP measure, see reconciliations of non-GAAP measures later in this release.

Net sales in the first quarter were $300 million, an increase of 19 percent, or 15 percent when adjusted for constant currency. Higher sales were driven by pent up demand resulting from the tsunami earthquake and continued growth in BRIC countries. Gross margin on a non-GAAP basis in the first quarter decreased 4.2 percentage points to 28.6 percent. The majority of the gross margin decline was attributable to higher costs for neodymium magnets, which reduced operating profit by approximately 270 basis points. The Company began investing in marketing campaigns to increase automotive audio take rates as well as in infrastructure for audio systems design and production in emerging markets. The SG&A and Other expense as a percent of sales, on a non-GAAP basis, in the first quarter declined 1.3 percentage points to 19.7 percent.

Lifestyle Division Highlights

Key HARMAN audio innovations such as GreenEdge™ energy efficient audio systems, HALOsonic™ electronic sound synthesis and noise cancellation, and Quantum Logic™ surround sound processing, continue to gain traction with customers. During the quarter, Toyota introduced the first of many car models to include GreenEdge audio technologies, which feature twice the audio performance with half the energy consumption. HARMAN expects additional awards for these technology solutions from new and existing customers during the fiscal year.

During the quarter, HARMAN’s leadership in quality and innovation was evident with new product introductions and industry honors. HARMAN launched several new products, including the Harman Kardon BDS x70 series and the JBL OnBeat Xtreme multimedia station. Thanks to integrated technologies such as Quantum Logic and GreenEdge, products from Lexicon and JBL Synthesis took home two CEDIA Manufacturer’s Excellence Awards, a People’s Choice award from CEDIA/HGTVPro.com, and a Best Product award from Residential Systems magazine. The new JBL Studio series loudspeakers and the JBL MS-2 in-car portable tuning device also received 2011 Best in Class Awards from the European Imaging and Sound Association.

New HARMAN premium audio systems were introduced to global markets aboard new vehicle models from BMW, Mercedes Benz, Kia, Ferrari, Chrysler, Jeep, Dodge and MINI. The Company also unveiled its global JBL brand campaign titled “Hear the truth”, featuring an expanding roster of top international musicians. The campaign will increase overall brand awareness, helping drive car audio take rates, home audio, and multimedia sales.

Professional Division

FY 2012 Key Figures – Professional	Three Months Ended September 30
			Increase (Decrease)
$ millions	3M FY12	3M FY11	Including Currency Changes	Excluding Currency Changes[2]
Net sales	148	140	5%	3%
Gross profit	58	58	0%	(4%)
Percent of net sales	39.1%	41.4%
SG&A & Other	39	33	16%	13%
Operating income	19	25	(23%)	(26%)
Percent of net sales	12.8%	17.6%
Restructuring-related costs	0	(3)
Non-GAAP[1]
Gross profit	58	57	2%	(1%)
Percent of net sales	39.3%	40.6%
SG&A & Other	39	36	9%	6%
Operating income	19	21	(10%)	(13%)
Percent of net sales	13.0%	15.2%

1,2 A non-GAAP measure, see reconciliations of non-GAAP measures later in this release.

Net sales in the first quarter were $148 million, an increase of 5 percent, or 3 percent when adjusted for constant currency. Gross margin on a non-GAAP basis in the first quarter decreased 1.3 percentage points to 39.3 percent. The primary reason for the gross margin decline was higher costs for neodymium magnets, which reduced gross profit by approximately 70 basis points. Additionally, the Company continued to invest in production capacity to support future growth. SG&A and Other expense on a non-GAAP basis in the first quarter increased as a percentage of sales by 0.9 percentage points to 26.3 percent as the Division continued expanding distribution channels in emerging markets.

Professional Division Highlights

In the quarter, HARMAN booked orders at major tradeshows in London at Plasa, in Amsterdam at IBC, and in Sao Paulo at Expo Music. Major project sales included the Houston Dynamo and Ole Miss Stadiums, Chola Sheraton Hotel in India, as well as installations at cinemas, nightclubs and casinos in the USA, Europe, Mexico, and Asia.

The Company delivered an all-Harman system to the Staples Center in Los Angeles and won a large integrated audio and flight alert system order for the Bogota, Colombia Airport.

Among dozens of new product launches in the quarter, HARMAN’s DigiTech brand introduced the world’s first guitar signal processor to integrate the Apple iPad as the control interface. These products along with several other new music related offerings were shown at the July NAMM show in Nashville.

Other (Corporate)

FY 2012 Key Figures – Other	Three Months Ended September 30
			Increase (Decrease)
$ millions	3M FY12	3M FY11	Including Currency Changes	Excluding Currency Changes[2]
SG&A & Other	18	19	(4%)	(4%)
Restructuring-related costs	0	0
Non-GAAP[1]
SG&A & Other	18	19	(3%)	(3%)

1,2 A non-GAAP measure, see reconciliations of non-GAAP measures later in this release.

The Company initiated its new marketing campaign in North America, and it will expand to other markets in the coming quarters. The Company’s Corporate Technology Center (CTC) is driving and enabling cutting-edge development in connectivity and networking, mobile Internet, cloud computing, advanced driver assist, wireless technologies, and energy-efficient solutions. The Company filed over 50 patents during the quarter. The Company recorded a one-time non-cash benefit approximately $3 million related to lower than expected compensation expense.

Harman International Industries, Incorporated

Consolidated Statements of Operations

(In thousands, except earnings per share data; unaudited)	Three Months Ended September 30,
	2011	2010
Net sales	$1,050,603	$836,946
Cost of sales	762,961	612,375

Gross profit	287,642	224,571
Selling, general and administrative expenses	213,752	181,825
Sale of Intellectual Property	(288)	0
Operating income	74,178	42,746
Other expenses:
Interest expense, net	5,276	6,146
Unrealized foreign exchange losses, net	4,224	104
Miscellaneous, net	1,444	1,423

Income before income taxes	63,234	35,073
Income tax expense, net	14,867	7,685

Net income	$48,367	$27,388

Earnings per share:
Basic	$0.68	$0.39
Diluted	$0.67	$0.39
Weighted average shares outstanding:
Basic	71,283	70,655
Diluted	71,882	71,094

Harman International Industries, Incorporated

Consolidated Balance Sheets

(In thousands; unaudited)	September 30, 2011	June 30, 2011
ASSETS
Current assets
Cash and cash equivalents	$398,418	$603,892
Short-term investments	291,560	317,322
Accounts receivable	664,774	579,272
Inventories	484,322	423,137
Other current assets	222,740	184,532

Total current assets	2,061,814	2,108,155
Property, plant and equipment	442,569	470,300
Goodwill	184,876	119,357
Deferred tax assets, long term	194,723	229,941
Other assets	152,399	130,742
Total assets	$3,036,381	$3,058,495

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Current portion of long-term debt	$381	$386
Short-term debt	231	1,785
Accounts payable	468,433	473,486
Accrued liabilities	395,572	436,537
Accrued warranties	119,722	122,396
Income taxes payable	14,810	12,991

Total current liabilities	999,149	1,047,581
Convertible senior notes	382,587	378,401
Other non-current liabilities	237,430	208,855

Total liabilities	1,619,166	1,634,837

Total equity	1,417,215	1,423,658

Total liabilities and equity	$3,036,381	$3,058,495

Harman International Industries, Incorporated

Reconciliation of GAAP to Non-GAAP Results

(In thousands, except earnings per share data; unaudited)	Three Months Ended September 30, 2011
	GAAP	Adjustments	Non-GAAP
Net sales	$1,050,603	$0	$1,050,603
Cost of sales	762,961	(1,702)[a]	761,259

Gross profit	287,642	1,702	289,344
Selling, general and administrative expenses	213,752	(313)[b]	213,439
Sale of Intellectual Property	(288)	0	(288)
Operating income	74,178	2,015	76,193
Other expenses:
Interest expense, net	5,276	0	5,276
Unrealized foreign exchange losses, net	4,224	0	4,224
Miscellaneous, net	1,444	0	1,444

Income before income taxes	63,234	2,015	65,249
Income tax expense, net	14,867	543 [c]	15,410

Net income	$48,367	$1,472	$49,839

Earnings per share:
Basic	$0.68	$0.02	$0.70
Diluted	$0.67	$0.02	$0.69
Weighted average shares outstanding:
Basic	71,283		71,283
Diluted	71,882		71,882

a)	Restructuring expense in Cost of Sales was $1.7 million due to projects to increase efficiency in manufacturing.
b)	Restructuring expense in SG&A was $313 thousand due to projects to increase efficiency in engineering and administrative functions.
c)	The tax benefits are calculated by multiplying the actual restructuring charge in each individual country by the statutory tax rate within that specific country.

Harman International has provided a reconciliation of non-GAAP measures in order to provide the users of these financial statements with a better understanding of our non-recurring charges. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. These measurements should be considered in addition to, but not as a substitute for, the information contained in our consolidated financial statements prepared in accordance with US GAAP.

Harman International Industries, Incorporated

Reconciliation of GAAP to Non-GAAP Results

(In thousands, except earnings per share data; unaudited)	Three Months Ended September 30, 2010
	GAAP	Adjustments	Non-GAAP
Net sales	$836,946	$0	$836,946
Cost of sales	612,375	971 [a]	613,346

Gross profit	224,571	(971)	223,600
Selling, general and administrative expenses	181,825	1,934 [b]	183,759
Sale of Intellectual Property	0	0	0
Operating income	42,746	(2,905)	39,841
Other expenses:
Interest expense, net	6,146	0	6,146
Unrealized foreign exchange losses, net	104	0	104
Miscellaneous, net	1,423	0	1,423

Income before income taxes	35,073	(2,905)	32,168
Income tax expense, net	7,685	(732)[c]	6,953

Net income	$27,388	$(2,173)	$25,215

Earnings per share:
Basic	$0.39	$(0.03)	$0.36
Diluted	$0.39	$(0.03)	$0.35
Weighted average shares outstanding:
Basic	70,655		70,655
Diluted	71,094		71,094

a)	Restructuring expense included in Cost of Sales was a credit of ($1 million) due to a revision in an estimate related to a production outsourcing project in the Professional Division.
b)	Restructuring expense in SG&A was a credit of ($2 million) due to a partial reversal of severance costs related to a production outsourcing project in the Professional Division.
c)	The tax benefits are calculated by multiplying the actual restructuring charge in each individual country by the statutory tax rate within that specific country.

Harman International has provided a reconciliation of non-GAAP measures in order to provide the users of these financial statements with a better understanding of our non-recurring charges. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. These measurements should be considered in addition to, but not as a substitute for, the information contained in our consolidated financial statements prepared in accordance with US GAAP.

Harman International Industries, Incorporated

Reconciliation of GAAP to Non-GAAP Results

Foreign Currency Translation Impact

(In thousands; unaudited)	Three Months Ended September 30,		Increase (Decrease)
	2011	2010
Net sales – nominal currency	$1,050,603	$836,946	26%
Effect of foreign currency translation[1]		46,115

Net sales – local currency	1,050,603	883,061	19%

Gross profit – nominal currency	287,642	224,571	28%
Effect of foreign currency translation[1]		11,347

Gross profit – local currency	287,642	235,918	22%

SG&A & Other – nominal currency	213,464	181,825	17%
Effect of foreign currency translation[1]		9,475

SG&A & Other – local currency	213,464	191,300	12%

Operating income – nominal currency	74,178	42,746	74%
Effect of foreign currency translation[1]		1,872

Operating income – local currency	74,178	44,618	66%

1Impact of restating prior year results at current year foreign exchange rates.

Harman International has provided a reconciliation of the non-GAAP measures in the table above to provide the users of the financial statements with a better understanding of the Company’s performance. Because changes in currency exchange rates affect our reported financial results, we show the rates of change both including and excluding the effect of these changes in exchange rates. We encourage readers of our financial statements to evaluate our financial performance excluding the impact of foreign currency translation. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. This measurement should be considered in addition to, but not as a substitute for, the information contained in our consolidated financial statements prepared in accordance with US GAAP.

Harman International Industries, Incorporated

Reconciliation of GAAP to Non-GAAP Results

Foreign Currency Translation Impact

EXCLUDING restructuring charges (In thousands; unaudited)	Three Months Ended September 30,		Increase (Decrease)
	2011	2010
Net sales – nominal currency	$1,050,603	$836,946	26%
Effect of foreign currency translation[1]		46,115

Net sales – local currency	1,050,603	883,061	19%

Gross profit – nominal currency	289,344	223,600	29%
Effect of foreign currency translation[1]		11,229

Gross profit – local currency	289,344	234,829	23%

SG&A & Other – nominal currency	213,151	183,759	16%
Effect of foreign currency translation[1]		9,588

SG&A & Other – local currency	213,151	193,347	10%

Operating income – nominal currency	76,193	39,841	91%
Effect of foreign currency translation[1]		1,641

Operating income – local currency	76,193	41,482	84%

1Impact of restating prior year results at current year foreign exchange rates.

Harman International has provided a reconciliation of the non-GAAP measures in the table above to provide the users of the financial statements with a better understanding of the Company’s performance. Because changes in currency exchange rates affect our reported financial results, we show the rates of change both including and excluding the effect of these changes in exchange rates. We encourage readers of our financial statements to evaluate our financial performance excluding the impact of foreign currency translation. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. This measurement should be considered in addition to, but not as a substitute for, the information contained in our consolidated financial statements prepared in accordance with US GAAP.

Harman International Industries, Incorporated

Total Liquidity Reconciliation

Total Company Liquidity	September 30, 2011
$ millions
Cash & cash equivalents	$398
Short-term investments	292
Available credit under Revolving Credit Facility	543
Total liquidity	$1,233

Harman International Industries, Incorporated

Restated Segment Reporting Due to Organizational Restructuring

(unaudited)

$millions	Twelve Months Ended June 30, 2011
	GAAP	Restructuring	Non-GAAP
HARMAN
Net sales	3,772	—	3,772
Gross profit	987	4	991
Selling, general and administrative expenses	814	(17)	797
Sale of Intellectual Property	(16)	—	(16)
Operating income (loss)	190	21	211

INFOTAINMENT
Net sales	2,089	—	2,089
Gross profit	405	5	410
Selling, general and administrative expenses	344	(5)	339
Sale of Intellectual Property	(16)	—	(16)
Operating income (loss)	77	10	88

LIFESTYLE
Net sales	1,087	—	1,087
Gross profit	338	—	338
Selling, general and administrative expenses	236	(7)	229
Operating income (loss)	102	7	109

PROFESSIONAL
Net sales	596	—	596
Gross profit	243	(1)	242
Selling, general and administrative expenses	152	(3)	149
Operating income (loss)	91	3	94

OTHER (CORPORATE)
Net sales	1	—	1
Gross profit	1	—	1
Selling, general and administrative expenses	81	(1)	80
Operating income (loss)	(80)	—	(80)

Harman International Industries, Incorporated

Restated Segment Reporting Due to Organizational Restructuring

(unaudited)

$millions	Three Months Ended September 30, 2010
	GAAP	Restructuring	Non-GAAP
HARMAN
Net sales	837	—	837
Gross profit	225	(1)	224
Selling, general and administrative expenses	182	2	184
Sale of Intellectual Property	—	—	—
Operating income (loss)	43	(3)	40

INFOTAINMENT
Net sales	446	—	446
Gross profit	84	—	84
Selling, general and administrative expenses	77	(1)	76
Sale of Intellectual Property	—	—	—
Operating income (loss)	8	—	8

LIFESTYLE
Net sales	251	—	251
Gross profit	82	—	82
Selling, general and administrative expenses	53	—	53
Operating income (loss)	29	1	30

PROFESSIONAL
Net sales	140	—	140
Gross profit	58	(1)	57
Selling, general and administrative expenses	33	3	36
Operating income (loss)	25	(4)	21

OTHER (CORPORATE)
Net sales	—	—	—
Gross profit	0	—	0
Selling, general and administrative expenses	19	—	19
Operating income (loss)	(19)	—	(19)

Harman International Industries, Incorporated

Restated Segment Reporting Due to Organizational Restructuring

(unaudited)

$millions	Three Months Ended December 31, 2010
	GAAP	Restructuring	Non-GAAP
HARMAN
Net sales	956	—	956
Gross profit	269	2	271
Selling, general and administrative expenses	201	(3)	198
Sale of Intellectual Property	—	—	—
Operating income (loss)	68	5	73

INFOTAINMENT
Net sales	501	—	501
Gross profit	111	2	113
Selling, general and administrative expenses	80	(2)	78
Sale of Intellectual Property	—	—	—
Operating income (loss)	31	4	35

LIFESTYLE
Net sales	307	—	307
Gross profit	98	—	98
Selling, general and administrative expenses	62	(1)	61
Operating income (loss)	37	—	37

PROFESSIONAL
Net sales	147	—	147
Gross profit	59	—	59
Selling, general and administrative expenses	37	(1)	36
Operating income (loss)	22	1	23

OTHER (CORPORATE)
Net sales	0	—	0
Gross profit	0	—	0
Selling, general and administrative expenses	23	—	23
Operating income (loss)	(22)	—	(22)

Harman International Industries, Incorporated

Restated Segment Reporting Due to Organizational Restructuring

(unaudited)

$millions	Three Months Ended March 31, 2011
	GAAP	Restructuring	Non-GAAP
HARMAN
Net sales	948	—	948
Gross profit	249	1	250
Selling, general and administrative expenses	211	(8)	203
Sale of Intellectual Property	(16)	—	(16)
Operating income (loss)	54	9	63

INFOTAINMENT
Net sales	530	—	530
Gross profit	99	2	101
Selling, general and administrative expenses	94	(3)	91
Sale of Intellectual Property	(16)	—	(16)
Operating income (loss)	22	4	26

LIFESTYLE
Net sales	276	—	276
Gross profit	91	—	91
Selling, general and administrative expenses	58	(3)	55
Operating income (loss)	32	3	35

PROFESSIONAL
Net sales	142	—	142
Gross profit	58	—	58
Selling, general and administrative expenses	39	(2)	37
Operating income (loss)	20	1	21

OTHER (CORPORATE)
Net sales	0	—	0
Gross profit	0	—	0
Selling, general and administrative expenses	20	—	20
Operating income (loss)	(20)	—	(20)

Harman International Industries, Incorporated

Restated Segment Reporting Due to Organizational Restructuring

(unaudited)

$millions	Three Months Ended June 30, 2011
	GAAP	Restructuring	Non-GAAP
HARMAN
Net sales	1,031	—	1,031
Gross profit	245	2	247
Selling, general and administrative expenses	220	(7)	213
Sale of Intellectual Property	(0)	—	(0)
Operating income (loss)	26	9	35

INFOTAINMENT
Net sales	612	—	612
Gross profit	111	1	112
Selling, general and administrative expenses	94	—	94
Sale of Intellectual Property	0	—	0
Operating income (loss)	17	1	18

LIFESTYLE
Net sales	252	—	252
Gross profit	66	—	66
Selling, general and administrative expenses	63	(3)	60
Operating income (loss)	3	4	7

PROFESSIONAL
Net sales	167	—	167
Gross profit	68	—	68
Selling, general and administrative expenses	44	(4)	40
Operating income (loss)	24	4	28

OTHER (CORPORATE)
Net sales	0	—	0
Gross profit	0	—	0
Selling, general and administrative expenses	19	—	19
Operating income (loss)	(18)	—	(18)